UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2010

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.      Entry into Material Definitive Agreement

The Company entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of San Francisco (the “Reserve Bank”), dated as of March 4, 2010.

Among other things, the Agreement provides that the Company:

•                  shall not declare or pay any dividends without the prior approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors of the Federal Reserve System;

•                  shall not take dividends or any other form of payment representing a reduction in capital from Heritage Oaks Bank (the “Bank”), the Company’s wholly owned banking subsidiary, without the prior approval of the Reserve Bank and the Director;

•                  shall not (and its non-bank subsidiaries shall not) make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior approval of the Reserve Bank, the Director;

• shall not (and any non-bank subsidiary shall not) incur, increase, or guarantee any debt without the prior approval of the Reserve Bank;

• shall not purchase or redeem any shares of its stock without the prior approval of the Reserve Bank;

• shall, within 60 days of the Agreement, submit to the Reserve Bank an acceptable updated capital plan to maintain sufficient capital at the Company on a consolidated basis;

•                  shall, within 30 days after the end of any quarter in which any of the Company’s capital ratios fall below the approved capital plan’s minimum ratios, notify the Reserve Bank of such shortfall and submit an acceptable capital plan detailing corrective steps for increasing ratios to or above the approved plan’s minimums;

•                  shall, within 60 days of the Agreement, submit to the Reserve Bank a statement of cash flow projection for 2010 with a particular focus on the uses of cash for debt service, operation expenses and other purposes, and shall submit statements for each subsequent calendar year at least one month prior to the beginning of such year;

•                  shall comply with certain notice provisions in advance of appointing any new director or senior executive officer or changing the responsibilities of any senior executive officer such that the officer would assume a different senior executive officer position and comply with certain restrictions on indemnification and severance payments; and

•                  shall, within 30 days of the end of each quarter, submit progress reports to the Reserve Bank detailing the form and manner of all actions taken to secure compliance with the Agreement and the results thereof along with a parent company-level balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

The Agreement will remain in effect until modified, suspended or terminated by the Federal Reserve. This description of the Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1.

The Company recently sought and received the non-objection by the Reserve Bank for the Company’s next quarterly payment due on its two tranches of trust preferred securities.    Future payments on the Company’s trust preferred securities and outstanding preferred securities remain subject to prior Reserve Bank approval.  No assurances can be given that non-objection to future payments on such securities will be received.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Exhibits

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.                                           Description
10.1	Written Agreement, dated as of March 4, 2010, by and among Heritage Oaks Bancorp and the Federal Reserve Bank of San Francisco

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010
Heritage Oaks Bancorp

By:	/s/ Lawrence P. Ward
Lawrence P. Ward
Chief Executive Officer (Principal Executive Officer)